Exhibit 99.5

         Form of Notice of Grant and Unit Rights Agreement.




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                                                        INITIAL GRANT



                 THE NEWHALL LAND & FARMING COMPANY
                   NOTICE OF GRANT OF UNIT RIGHTS


Notice is hereby given of the following grant of a right to receive The Newhall Land & Farming Company (a California Limited Partnership) (the "Partnership") depositary units ("Unit Rights") pursuant to the terms of The Newhall Land and Farming Company 1995 Option/Award Plan (the "Plan"):

          GRANTEE:  _________________________________________________

          GRANT DATE:  ______________________________________________

          NUMBER OF UNIT RIGHTS: ____________________________________

          RECEIPT OF DEPOSITARY UNIT CERTIFICATE: Grantee elects to receive depositary units of the Partnership with respect to his or her vested Unit Rights as soon as practical following:

          ______ the date Grantee becomes fully vested in all Unit Rights granted pursuant to this Notice of Grant; or

          ______ at the end of any quarter in which Grantee is vested in 100 or more Unit Rights.

          If upon termination of employment, Grantee is vested in fewer than 100 Unit Rights, Grantee will receive cash equal to the Fair Market Value of the depositary units underlying vested Unit
Rights.

          VESTING SCHEDULE: Grantee will receive one Unit Right for every five depositary units acquired through open-market purchases, exercise of options, or bonus payments. So long as Grantee remains employed by the Partnership or its affiliated entities, Grantee shall vest in equal successive annual installments over five years at a rate of 20% of the granted Unit Rights per year of Service measured from the Grant Date, provided that the Unit Rights have not been terminated or cancelled before such date in accordance with the terms set forth in the Plan and the Unit Rights Agreement.

          If Unit Rights for which depositary units have not yet been issued are outstanding as of the record date of a cash distribution by the Partnership with respect to depositary units, Grantee will be credited with an additional number of Unit Rights. The number of additional Unit Rights shall be equal to one hundred twenty per cent (120%) of the aggregate cash distribution that would have been made with respect to such outstanding Unit Rights had they been depositary units on

                                 1.

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such record date, divided by the Fair Market Value of one
depositary unit on such record date. Grantee shall vest in such additional Unit Rights as in the underlying Unit Rights.

          Grantee will no longer be eligible to receive Unit Rights under the Agreement upon exceeding the unit ownership target established by the Partnership for Grantee.

Grantee understands that the Unit Rights are granted pursuant to and in accordance with the express terms and conditions of Plan. By signing below, Grantee agrees to be bound by the terms and conditions of the Plan and the terms and conditions of the Unit Rights Agreement dated __________________________, attached hereto as Exhibit A. Grantee should keep a copy of the attached Agreement since no new Agreement will be distributed with subsequent Notices of Grant unless the material provisions of the Plan or Agreement change.

Dated:  _______________, ______


                          THE NEWHALL LAND AND FARMING COMPANY
                          (a California Limited Partnership)

                          By:  ______________________________________

                          Title:  ___________________________________



                          ___________________________________________
                          OPTIONEE


                          Address:  _________________________________

                          ___________________________________________


I designate the following beneficiary(ies):


___________________________________ Relationship:  __________________


Address:  ___________________________________________________________

          ___________________________________________________________



                                 2.

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                                                     SUBSEQUENT GRANT



                 THE NEWHALL LAND & FARMING COMPANY
                   NOTICE OF GRANT OF UNIT RIGHTS


Notice is hereby given of the following grant of a right to receive The Newhall Land & Farming Company (a California Limited Partnership) (the "Partnership") depositary units ("Unit Rights") pursuant to the terms of The Newhall Land and Farming Company 1995 Option/Award Plan (the "Plan"):

          GRANTEE:  _________________________________________________

          GRANT DATE:  ______________________________________________

          NUMBER OF UNIT RIGHTS: ____________________________________

          RECEIPT OF DEPOSITARY UNIT CERTIFICATE: Grantee elects to receive depositary units of the Partnership with respect to his or her vested Unit Rights as soon as practical following:

          ______ the date Grantee becomes fully vested in all Unit Rights granted pursuant to this Notice of Grant; or

          ______ at the end of any quarter in which Grantee is vested in 100 or more Unit Rights.

          If upon termination of employment, Grantee is vested in fewer than 100 Unit Rights, Grantee will receive cash equal to the Fair Market Value of the depositary units underlying vested Unit
Rights.

          VESTING SCHEDULE: Grantee will receive one Unit Right for every five depositary units acquired through open-market purchases, exercise of options, or bonus payments. So long as Grantee remains employed by the Partnership or its affiliated entities, Grantee shall vest in equal successive annual installments over five years at a rate of 20% of the granted Unit Rights per year of Service measured from the Grant Date, provided that the Unit Rights have not been terminated or cancelled before such date in accordance with the terms set forth in the Plan and the Unit Rights Agreement.

          If Unit Rights for which depositary units have not yet been issued are outstanding as of the record date of a cash distribution by the Partnership with respect to depositary units, Grantee will be credited with an additional number of Unit Rights. The number of additional Unit Rights shall be equal to one hundred twenty per cent (120%) of the aggregate cash distribution that would have been made with respect to such outstanding Unit Rights had they been depositary units on

                                 1.

such record date, divided by the Fair Market Value of one depositary unit on such record date. Grantee shall vest in such additional Unit Rights as in the underlying Unit Rights.

          Grantee will no longer be eligible to receive Unit Rights under the Agreement upon exceeding the unit ownership target established by the Partnership for Grantee.

Grantee understands that the Unit Rights are granted pursuant to and in accordance with the express terms and conditions of Plan. By signing below, Grantee agrees to be bound by the terms and conditions of the Plan and the terms and conditions of the Unit Rights Agreement dated __________________________, distributed with the Initial Notice of Grant.




Dated:  _______________, ______


                          THE NEWHALL LAND AND FARMING COMPANY
                          (a California Limited Partnership)

                          By:  ______________________________________

                          Title:  ___________________________________



                          ___________________________________________
                          OPTIONEE


                          Address:  _________________________________

                          ___________________________________________


I designate the following beneficiary(ies):


___________________________________ Relationship:  __________________


Address:  ___________________________________________________________

          ___________________________________________________________



                                 2.

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                                                            EXHIBIT A



                THE NEWHALL LAND AND FARMING COMPANY
                        UNIT RIGHTS AGREEMENT

             DATED:_____________________________________

     A. The Newhall Land and Farming Company (a California Limited Partnership) ("Partnership") has adopted The Newhall Land and Farming Company 1995 Option/Award Plan ("Plan") for the purpose of attracting and retaining the services of key employees (including officers) of the Partnership and affiliated entities, and non-employee Board members of the Partnership, its managing general partner or its managing general partner.

     B. Grantee is an individual who is to render valuable services to the Partnership or its affiliates and is entitled to a grant of Unit Rights, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Partnership's grant of Unit Rights to Grantee.

     C. Except as indicated otherwise, all capitalized terms shall have the meaning assigned to those terms in the Plan. For purposes of this Agreement, "Fair Market Value" shall have the meaning assigned to that term in Section 2.9 of the Plan.

          1. GRANT OF UNIT RIGHTS. Subject to and upon the terms and conditions set forth in this Agreement, the Partnership hereby grants to Grantee, as of the grant date (the "Grant Date") specified in the accompanying Notice of Grant of Unit Rights (the "Grant Notice"), Unit Rights in the number as is specified in the Grant Notice.

          2. UNIT RIGHTS AND VESTING. Grantee shall be entitled to receive one Partnership depositary unit for each vested Unit Right. Such depositary units shall be issued pursuant to Grantee's election in the Grant Notice. Unit Rights shall vest in accordance with the schedule specified in the Grant Notice, subject to acceleration in accordance with the remaining terms of this Agreement.

          3. PHANTOM PARTNERSHIP DISTRIBUTIONS. If Unit Rights for which depositary units have not yet been issued are outstanding as of the record date of a cash distribution by the Partnership with respect to depositary units, Grantee will be credited with an additional number of Unit Rights. The number of additional Unit Rights shall be equal to one hundred twenty per cent (120%) of the aggregate cash distribution that would have been made with respect to such outstanding Unit Rights had they been depositary units on such record date, divided by the Fair Market Value of one depositary unit on such record date. Grantee shall vest in such additional Unit Rights as in the underlying Unit Rights.



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          4.   OWNERSHIP TARGET.  Grantee will no longer be eligible
to receive Unit Rights under this Agreement upon attaining the unit ownership target established by the Partnership for Grantee.

          5. EFFECT OF TERMINATION OF EMPLOYMENT. If Grantee ceases to be employed by or provide services to the Partnership or any of its affiliates for any reason, any Unit Rights that have not yet vested as of the date of termination shall be cancelled automatically and no depositary units shall be issued pursuant to such cancelled Unit Rights.

          6. ACCELERATION OF AWARDS. In the event of a Structural Transaction or Change in Control, each Unit Right will be automatically accelerated so that all depositary units and cash payments to which Grantee is entitled under any Unit Right granted under this Plan shall be delivered to Grantee and all of the Partnership's rights to the return or cancellation of unvested Unit Rights shall terminate.

          7. NO ACCELERATION OF AWARDS. In no event shall any such acceleration or termination of any unvested Unit Rights in connection with a Structural Transaction occur if and to the extent (i) such Unit Right is, in connection with the Structural Transaction, either to be assumed by the successor entity or affiliate thereof or to be replaced with a comparable Unit Right to purchase or receive securities of the successor entity or affiliate thereof, (ii) such Unit Right is to be replaced with a cash incentive program of the successor entity which preserves the depositary unit spread existing at the time of the Structural Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such Unit Right, or (iii) the acceleration of such Unit Right is subject to other limitations imposed by the Committee at the time of the Unit Right grant. The determination of Unit Right comparability under clause (i) above shall be made by the Committee and its determination shall be final, binding and conclusive. Upon consummation of a Structural Transaction, all outstanding Units Rights under the Plan shall, to the extent not previously exercised or paid in full or assumed by the successor entity or an affiliate, terminate.

          8. CANCELLATION OF AWARDS. Notwithstanding the above, in the event of any Structural Transaction, the Committee shall have the discretion to cancel outstanding Unit Rights, in whole or in part, subject to such conditions as the Committee may determine, upon payment to Grantee with respect to all cancelled Unit Rights, an amount in cash equal to the Fair Market Value of the depositary units subject to the Unit Right.

          9. ADJUSTMENT. If any change is made to the depositary units issuable under the Plan by reason of a Structural Transaction or a Change in Control that does not result in the termination of all outstanding rights of the

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Partnership to the return or cancellation of unvested Unit Rights, the Committee may adjust the maximum number of depositary units subject to Unit Rights, as provided in Paragraph 1.3.C of the Plan.

          10. CANCELLATION AND NEW GRANT OF AWARDS. The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected Unit Right holders, the cancellation of any or all outstanding Unit Rights covered by this Agreement and to grant in substitution therefor new Unit Rights under the Plan covering the same or different number and class of depositary units.

          11. PARTNERSHIP STRUCTURE. The grant of Awards under the Plan shall in no way affect the Partnership's right to adjust, reclassify, reorganize, or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate, or sell or transfer any part of its business or assets.

          12. WITHHOLDING. No depositary units shall be issued hereunder unless and until all applicable Federal, state and local income and employment tax withholding obligations have been satisfied.

          13.  NONTRANSFERABILITY.    A Grantee's Unit Rights
hereunder are not assignable or transferable in any manner other than by will or the laws of descent and distribution. In the event of Grantee's death prior to the issuance of depositary units hereunder, Grantee's beneficiary, for purposes hereof, shall be the designated beneficiary or, if no beneficiary has been designated, the person to whom Grantee's rights hereunder pass pursuant to Grantee's will or by the laws of descent and distribution.

          14. PRIVILEGE OF UNITHOLDER RIGHTS. Subject to paragraph 14, neither Grantee nor Grantee's beneficiary shall have any unitholder rights with respect to the depositary units issuable hereunder until Grantee or Grantee's beneficiary has been issued a certificate for such depositary units.

          15. MODIFICATIONS. The Committee, as defined in the Plan, may, in its discretion, modify or waive any or all of the terms, conditions or restrictions hereof, provided, however, that no such modification or waiver may, without Grantee or, if applicable, Grantee's beneficiary's consent, adversely affect the rights of Grantee or Grantee's beneficiary hereunder.

          16. NO EMPLOYMENT OR SERVICE RIGHTS. Except to the extent the terms or any written employment contract with Grantee may expressly provide otherwise, neither the Partnership nor any of its affiliates, is under any obligation to continue the employee status of Grantee for any period of specific duration and may terminate such employee status at any time, with or without cause.



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          17.  GRANTEE UNDERTAKING.  Grantee hereby agrees to take
whatever additional action and execute whatever additional documents the Partnership may in its judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either Grantee or the depositary units pursuant to the express provisions of this Agreement.

          18. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

          19. COUNTERPARTS. The Grant Notice may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          20. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the partnership and its successors and assigns and Grantee and Grantee's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms and conditions hereof.

          21. NOTICES. Any notice required to be given or delivered to the Partnership under the terms of this Agreement shall be in writing and addressed to the Partnership in care of the Corporate Secretary at Newhall Management Corporation, 23823 Valencia Boulevard, Valencia, CA 91355. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated on the Grant Notice. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, by registered or certified mail, postage prepaid and properly addressed to the party to be notified.

          22. CONSTRUCTION. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan. All decisions of the Committee with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.
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